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                                                                  EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CellNet Data Systems, Inc. and CellNet Funding, LLC on Form S-3 of our report dated February 2, 1998, appearing in the Prospectus, which is a part of Amendment No. 1 to Registration Statement No. 333-50851 of CellNet Data Systems, Inc. and CellNet Funding, LLC on Form S-3. We also consent to the incorporation by reference of our report dated February 2, 1998 included in the Annual Report on Form 10-K of CellNet Data Systems, Inc. for the year ended December 31, 1997, which is incorporated by reference in Amendment
No. 1 to Registration Statement No. 333-50851 of CellNet Data Systems, Inc. and CellNet Funding, LLC on Form S-3, which is incorporated by reference in this Registration Statement. In addition, we consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

San Jose, California
May 12, 1998